Registration No. 333-___

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Wachovia Bank, National Association
(Exact name of trustee as specified in its charter)

United States of America
(Jurisdiction of incorporation or organization if not a U.S. national bank)

22-1147033
(I.R.S. Employer Identification Number)

One Wachovia Center
301 South College Street
Charlotte, North Carolina
(Address of principal executive offices)

28288
(Zip code)

Steve Finklea
Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas 77057
(713)278-4320
(Name, address and telephone number of agent for service)

ATLAS PIPELINE PARTNERS, L.P.
ATLAS PIPELINE FINANCE CORPORATION
(Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

Atlas Pipeline Partners, L.P.	23-3011077
Atlas Pipeline Finance Corporation	20-3879234
(I.R.S. Employer Identification No.)

311 Rouser Road
Moon Township, PA
(Address of principal executive offices)

15108
(Zip code)

8-1/8 Series B Senior Notes due 2015
(Title of the indenture securities)

Item 1.General information. Furnish the following information as to the trustee:

     a.      Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS

Board of Governors of the Federal Reserve System	Washington, D.C.

Comptroller of the Currency	Washington, D.C.

Federal Deposit Insurance Corporation	Washington, D.C.

     b.      Whether it is authorized to exercise corporate trust powers.

     The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee. (See Note 1 on page 6.)

Item 3.Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

     As of March 31, 2006 (Insert date within 31 days).

COL. A COL. B TITLE OF CLASS	AMOUNT OUTSTANDING

Common Stock	1,608,490,254 Shares

Item 4.Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     a.      Title of the securities outstanding under each such other indenture.

          Not Applicable.

     b.      A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not Applicable.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not Applicable – see answer to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

     As of                 (Insert date within 31 days).

COL. A NAME OF OWNER	COL. B TITLE OF CLASS	COL. C AMOUNT OWNED BENEFICIALLY	COL. D PERCENTAGE OF VOTING SECURITIES REPRESENTED BY AMOUNT GIVEN IN COL. C

Not Applicable – see answer to Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

     As of                    (Insert date within 31 days).

COL. A NAME OF OWNER	COL. B TITLE OF CLASS	COL. C AMOUNT OWNED BENEFICIALLY	COL. D PERCENTAGE OF VOTING SECURITIES REPRESENTED BY AMOUNT GIVEN IN COL. C

Not Applicable – see answer to Item 13.

Item 8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

     As of                    (Insert date within 31 days).

COL. A TITLE OF CLASS	COL. B WHETHER THE SECURITIES ARE VOTING OR NONVOTING SECURITIES	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT	COL. D PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not Applicable – see answer to Item 13.

Item 9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

               As of                 (Insert date within 31 days).

COL. A TITLE OF ISSUER AND TITLE OF CLASS	COL. B AMOUNT OUTSTANDING	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY TRUSTEE	COL. D PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not Applicable – see answer to Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     As of                    (Insert date within 31 days).

COL. A TITLE OF ISSUER AND TITLE OF CLASS	COL. B AMOUNT OUTSTANDING	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY TRUSTEE	COL. D PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not Applicable – see answer to Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     As of                    (Insert date within 31 days).

COL. A TITLE OF ISSUER AND TITLE OF CLASS	COL. B AMOUNT OUTSTANDING	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY TRUSTEE	COL. D PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not Applicable – see answer to Item 13.

Item 12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     As of                    (Insert date within 31 days).

COL. A	COL. B	COL. C
NATURE OF INDEBTEDNESS	AMOUNT OUTSTANDING	DATE DUE

Not Applicable – See answer to Item 13.

Item 13. Defaults by the Obligor.

a.      State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

b.      If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.

Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not Applicable.

Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not Applicable.

Item 16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	Articles of Association of Wachovia Bank, National Association as now in effect.*

2.	Certificate of Authority of the trustee to commence business.*

3.	Copy of the authorization of the trustee to exercise corporate trust powers.*

4.	Existing bylaws of the trustee.*

5.	Not Applicable.

6. The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

8.	Not Applicable.

9.	Not Applicable.

________________________

     *      Previously filed with the Securities and Exchange Commission as an Exhibit to Form T-1 in connection with Registration Statement Number 333-54465 incorporated herein by reference.

     **      This report is available over the Internet at the website of the Federal Deposit Insurance Corporation and this report as therein contained is incorporated herein by reference. This website is located at  http://www3.fdic.gov/idasp/main.asp. Once at that address, type in “Wachovia Corporation” at the field entitled “Institution Name” then click on the “Find” field above where the name of the bank has been typed in then click on the certificate number for Wachovia Corporation (1073551) then click on the “Generate Report” field.

NOTES:

     Note 1: The trustee is a subsidiary of Wachovia Corporation, a bank holding company; all of the voting securities of the trustee are held by Wachovia Corporation. The voting securities of Wachovia Corporation are described in Item 3.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, and State of Texas, on the 17th day of April, 2006.

WACHOVIA BANK, NATIONAL ASSOCIATION
(Trustee)

By: /s/ Steven A. Finklea
Steve Finklea, Vice President
(Name and Title)

EXHIBIT 6

     Wachovia Bank, National Association, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the “Act”) in connection with the proposed issuance by Atlas Pipeline Partners, L.P. and Atlas Pipeline Finance Corporation of their Series B Senior Notes, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: April 17, 2006

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Steven A. Finklea
Steve Finklea, Vice President